Exhibit D


                             CSW International, Inc.
                               Statement of Income
                     For the Quarter Ended December 31, 1999
                                   (Unaudited)
                                    ($000's)




          Operating Revenues
            Electric revenues                   $ 423,819
            Other diversified                      90,241
                                                ----------
                                                  514,060
                                                ----------

          Operating Expenses
            Cost of electric sales                289,082
            General and administrative             25,832
            Depreciation and amortization          42,874
            Other diversified                      97,053
                                                ----------
                                                  454,841
                                                ----------
          Operating Income                         59,219
                                                ----------

          Other Income and (Deductions)
            Investment income                      15,459
            Interest income                         4,181
            Interest expense                      (26,522)
                                                ----------
                                                   (6,882)
                                                ----------
          Income Before Income Taxes               52,337
                                                ----------

          Provision for Income Taxes                3,126
                                                ----------

          Net Income                             $ 49,211
                                                ==========